Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE THIRD fiscal quarter ENDED March 31, 2024

Debt free and well positioned for further growth as market conditions improve;

Continued progress in acquisition of strategic operating partners

RENTON, WA May 9, 2024 – Radiant Logistics, Inc. (NYSE American: RLGT), a technology-enabled global transportation and value-added logistics services company, today reported financial results for the three and nine months ended March 31, 2024.

Financial Highlights – Three Months Ended March 31, 2024

•
Revenues of $184.6 million for the third fiscal quarter ended March 31, 2024, down $59.6 million or 24.4%, compared to revenues of $244.2 million for the comparable prior year period.
•
Gross profit of $48.8 million for the third fiscal quarter ended March 31, 2024, down $14.7 million or 23.1%, compared to gross profit of $63.5 million for the comparable prior year period.
•
Adjusted gross profit, a non-GAAP financial measure, of $53.1 million for the third fiscal quarter ended March 31, 2024, down $13.9 million or 20.7%, compared to adjusted gross profit of $67.0 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc., a loss of $0.7 million, or $0.02 loss per basic and fully diluted share for the third fiscal quarter ended March 31, 2024, down $4.9 million or 116.7%, compared to $4.2 million, or $0.09 per basic and $0.08 per fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, of $3.6 million, or $0.08 per basic and fully diluted share for the third fiscal quarter ended March 31, 2024, down $4.6 million or 56.1%, compared to adjusted net income of $8.2 million, or $0.17 per basic and fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.
•
Adjusted EBITDA, a non-GAAP financial measure, of $5.2 million for the third fiscal quarter ended March 31, 2024, down $6.4 million or 55.2%, compared to adjusted EBITDA of $11.6 million for the comparable prior year period.

Acquisition Update

On February 7, 2024, the Company announced that it acquired Select Logistics, Inc. and Select Cartage, Inc. (collectively “Select”), both Doral, Florida based, privately held companies that have operated as part of the Company’s Adcom Worldwide brand since 2007. Select is also well recognized for its expertise and in-depth knowledge and support of the cruise industry and is expected to transition to the Radiant brand and combine with existing company-owned operations in south Florida to solidify the Company’s cruise logistics service offerings. The Company structured the transaction similar to its previous transactions, with a portion of the expected purchase price payable in subsequent periods based on the future performance of the acquired operations.

Effective April 1, 2024, the Company acquired the assets and operations of Viking Worldwide, Inc., a Minnesota based, privately held company with operations in both Minneapolis, Minnesota and Houston, Texas that has operated under the Company’s Service by Air brand since 2012. The Company structured the transaction similar to its previous transactions, with a portion of the expected purchase price payable in subsequent periods based on the future performance of the acquired operations.

Stock Buy-Back

We purchased 532,401 shares of our common stock at an average cost of $5.79 per share for an aggregate cost of $3.1 million during the nine months ended March 31, 2024.

As of March 31, 2024, the Company had 47,001,597 shares outstanding.

CEO Bohn Crain Comments on Results

“Our results for the quarter ended March 31, 2024 continue to reflect the difficult freight markets being experienced by the entire industry as well as our operations.” said Bohn Crain, Founder and CEO of Radiant Logistics. “This extended period of weak freight demand combined with excess capacity continues to negatively impact not only our current results, but also the year-over-year comparison to our record results for prior year period. With that said, we saw a very difficult January and then steady improvement throughout the quarter and we expect to report sequential quarterly improvement moving forward as markets find their way to more sustainable and normalized levels.”

Mr. Crain continued, “Notwithstanding the tough year over year comparisons, we continue to deliver meaningfully positive results and have generated $22.1 million in adjusted EBITDA and $16.0 million in net cash from operations for the nine months ended March 31, 2024. In addition, we continue to enjoy a strong balance sheet finishing the quarter with approximately $31.2 million of cash on hand and nothing drawn on our $200.0 million credit facility.

As previously discussed, we believe we are well positioned to navigate through these slower freight markets as we find our way back to more normalized market conditions. At the same time, we remain focused on delivering profitable growth through a combination of organic and acquisition initiatives and thoughtfully re-levering our balance sheet through a combination of agent station conversions, synergistic tuck-in acquisitions, and stock buy-backs. Through this approach we believe, over time, will continue to deliver meaningful value for our shareholders, operating partners, and the end customers that we serve. In this regard, we are very excited about our recent agent station conversions with the acquisition of Daleray (October 2023) and the Select businesses (February 2024), which will combine to solidify our offering in support of the cruise line industry in South Florida along with our most recent acquisition of Minnesota-based Viking Worldwide (April 2024). We launched Radiant in 2006 with the goal of partnering with logistics entrepreneurs who would benefit from our unique value proposition and the built-in exit strategy available to the entrepreneurs participating in our network. We believe these three transactions are representative of a broader pipeline of opportunities inherent in our agent-based network and we look forward to supporting other strategic operating partners when they are ready to begin their transition from an agency to a company-owned location.”

Third Fiscal Quarter Ended March 31, 2024 – Financial Results

For the three months ended March 31, 2024, Radiant reported net loss attributable to Radiant Logistics, Inc. of $0.7 million on $184.6 million of revenues, or $0.02 loss per basic and fully diluted share. For the three months ended March 31, 2023, Radiant reported net income attributable to Radiant Logistics, Inc. of $4.2 million on $244.2 million of revenues, or $0.09 per basic and $0.08 per fully diluted share.

For the three months ended March 31, 2024, Radiant reported adjusted net income, a non-GAAP financial measure, of $3.6 million, or $0.08 per basic and fully diluted share. For the three months ended March 31, 2023, Radiant reported adjusted net income of $8.2 million, or $0.17 per basic and fully diluted share.

For the three months ended March 31, 2024, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $5.2 million, compared to $11.6 million for the comparable prior year period.

Nine Months Ended March 31, 2024 – Financial Results

For the nine months ended March 31, 2024, Radiant reported net income attributable to Radiant Logistics, Inc. of $2.9 million on $596.4 million of revenues, or $0.06 per basic and fully diluted share. For the nine months ended March 31, 2023, Radiant reported net income attributable to Radiant Logistics, Inc. of $17.5 million on $853.3 million of revenues, or $0.36 per basic and $0.35 per fully diluted share.

For the nine months ended March 31, 2024, Radiant reported adjusted net income, a non-GAAP financial measure, of $15.6 million, or $0.33 per basic and $0.32 per fully diluted share. For the nine months ended March 31, 2023, Radiant reported adjusted net income of $32.8 million, or $0.68 per basic and $0.66 per fully diluted share.

For the nine months ended March 31, 2024, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $22.1 million, compared to $46.4 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Thursday, May 9, 2024 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Thursday, May 9, 2024 at 4:30 PM Eastern
DIAL-IN	US (844) 602-0380; Intl. (862) 298-0970 (Participant Access Code: Radiant Logistics)
REPLAY	May 10, 2024 at 9:30 AM Eastern to May 23, 2024 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 50571)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/50571

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) operates as a third-party logistics company, providing technology-enabled global transportation and value-added logistics solutions primarily to customers in the United States and Canada. Through its comprehensive service offerings, Radiant provides domestic and international freight forwarding and freight brokerage services to a diversified account base including manufacturers, distributors and retailers, which it supports from an extensive network of company and agent-owned offices throughout North America and other key markets around the world. Radiant’s value-added logistics services include warehouse and distribution, customs brokerage, order fulfillment, inventory management and technology services.

This report contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of any health pandemic or environment event on our operations and financial results; continued disruptions in the global supply chain; higher inflationary pressures particularly surrounding the costs of fuel; labor and other components of our operations; potential adverse legal, reputational and financial effects on the Company resulting from the cybersecurity incidents that we reported in December 2021 and March 2024 or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents, like these cybersecurity incidents; the commercial, reputational and regulatory risks to our business that may arise as a consequence of our need to restate our financial statements; our longer-term relationship with our senior lenders as a consequence of our need to restate our financial statements; any disruption to our business that may occur on a longer-term basis should we be unable to remediate during fiscal year 2024 certain material weaknesses in our internal controls over financial reporting, and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of the Company’s Annual Report on Form 10-K for the year ended June 30, 2023. In addition, the global economic climate and additional or unforeseen effects from any unexpected health pandemics, may amplify many of these risks. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	March 31,	June 30,
(In thousands, except share and per share data)	2024	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,233	$32,456
Accounts receivable, net of allowance of $3,565 and $2,776, respectively	105,513	126,725
Contract assets	7,244	6,180
Income tax receivable	4,223	—
Prepaid expenses and other current assets	11,540	15,211
Total current assets	159,753	180,572

Property, technology, and equipment, net	26,226	25,389

Goodwill	90,424	89,203
Intangible assets, net	31,618	36,641
Operating lease right-of-use assets	51,961	56,773
Deposits and other assets	3,984	5,163
Total other long-term assets	177,987	187,780
Total assets	$363,966	$393,741

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$70,266	$84,561
Operating partner commissions payable	12,998	18,360
Accrued expenses	7,822	8,739
Income tax payable	—	369
Current portion of notes payable	639	4,107
Current portion of operating lease liabilities	11,129	11,273
Current portion of finance lease liabilities	608	620
Current portion of contingent consideration	150	3,886
Other current liabilities	1,918	258
Total current liabilities	105,530	132,173

Operating lease liabilities, net of current portion	47,592	52,120
Finance lease liabilities, net of current portion	744	1,121
Contingent consideration, net of current portion	1,190	287
Deferred tax liabilities	2,761	2,944
Total long-term liabilities	52,287	56,472
Total liabilities	157,817	188,645

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 51,842,855 and 51,603,386 shares issued, and 47,001,597 and 47,294,529 shares outstanding, respectively	33	33
Additional paid-in capital	110,676	108,516
Treasury stock, at cost, 4,841,258 and 4,308,857 shares, respectively	(30,148)	(27,067)
Retained earnings	128,497	125,593
Accumulated other comprehensive loss	(3,087)	(2,205)
Total Radiant Logistics, Inc. stockholders’ equity	205,971	204,870
Non-controlling interest	178	226
Total equity	206,149	205,096
Total liabilities and equity	$363,966	$393,741

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except share and per share data)	2024	2023	2024	2023
Revenues	$184,559	$244,171	$596,438	$853,261

Operating expenses:
Cost of transportation and other services	131,438	177,154	420,495	635,736
Operating partner commissions	20,077	26,499	69,678	87,116
Personnel costs	19,416	19,817	58,803	60,229
Selling, general and administrative expenses	9,994	10,591	30,063	28,029
Depreciation and amortization	4,540	4,549	13,430	18,242
Change in fair value of contingent consideration	—	(697)	(450)	(387)
Total operating expenses	185,465	237,913	592,019	828,965

Income (loss) from operations	(906)	6,258	4,419	24,296

Other income (expense):
Interest income	623	216	1,829	315
Interest expense	(250)	(683)	(843)	(2,246)
Foreign currency transaction gain	105	331	121	802
Change in fair value of interest rate swap contracts	(170)	(355)	(903)	231
Other	32	123	195	153
Total other income (expense)	340	(368)	399	(745)

Income (loss) before income taxes	(566)	5,890	4,818	23,551

Income tax expense	(49)	(1,346)	(1,467)	(5,570)

Net income (loss)	(615)	4,544	3,351	17,981
Less: net income attributable to non-controlling interest	(88)	(361)	(447)	(529)

Net income (loss) attributable to Radiant Logistics, Inc.	$(703)	$4,183	$2,904	$17,452

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(1,151)	122	(882)	(2,455)
Comprehensive income (loss)	$(1,766)	$4,666	$2,469	$15,526

Income (loss) per share:
Basic	$(0.02)	$0.09	$0.06	$0.36
Diluted	$(0.02)	$0.08	$0.06	$0.35

Weighted average common shares outstanding:
Basic	46,963,845	48,180,834	47,084,645	48,391,310
Diluted	46,963,845	49,304,991	48,899,138	49,679,999

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Gross Profit to Adjusted Gross Profit, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For adjusted net income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at adjusted net income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, net interest expense, share-based compensation, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, ransomware related costs, litigation costs, change in fair value of interest rate swap contracts, and gain on foreign currency transaction.

We commonly refer to the term “adjusted gross profit” when commenting about our Company and the results of operations. Adjusted gross profit is a non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. Adjusted gross profit is calculated as GAAP gross profit exclusive of depreciation and amortization, which are reported separately. We believe adjusted gross profit is a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology, and equipment and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude share-based compensation expense, changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, ransomware incident related costs, changes in fair value of interest rate swap contracts, restatement costs, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, litigation expenses unrelated to our core operations, and other non-cash charges. While management considers EBITDA and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our condensed consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin should not be considered in isolation or as a substitute for any of the condensed consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of adjusted gross profit to GAAP gross profit	2024	2023	2024	2023
Revenues	$184,559	$244,171	$596,438	$853,261
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(131,438)	(177,154)	(420,495)	(635,736)
Depreciation and amortization	(4,370)	(3,478)	(10,908)	(10,294)
GAAP gross profit	$48,751	$63,539	$165,035	$207,231
Depreciation and amortization	4,370	3,478	10,908	10,294
Adjusted gross profit	$53,121	$67,017	$175,943	$217,525

GAAP gross margin (GAAP gross profit as a percentage of revenues)	26.4%	26.0%	27.7%	24.3%
Adjusted gross profit percentage (adjusted gross profit as a percentage of revenues)	28.8%	27.4%	29.5%	25.5%

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted EBITDA	2024	2023	2024	2023
Net income (loss) attributable to Radiant Logistics, Inc.	$(703)	$4,183	$2,904	$17,452
Income tax expense	49	1,346	1,467	5,570
Depreciation and amortization (1)	4,654	4,663	13,773	18,585
Net interest expense (income)	(373)	467	(986)	1,931

EBITDA	3,627	10,659	17,158	43,538

Share-based compensation	951	544	2,526	1,832
Change in fair value of contingent consideration	—	(697)	(450)	(387)
Acquisition related costs	129	98	450	147
Ransomware incident related costs, net	266	12	266	12
Litigation costs	170	383	1,275	751
Transition, lease termination, and other costs	—	—	76	30
Change in fair value of interest rate swap contracts	170	355	903	(231)
Restatement costs	—	537	—	1,544
Foreign currency transaction gain	(105)	(331)	(121)	(802)

Adjusted EBITDA	$5,208	$11,560	$22,083	$46,434
Adjusted EBITDA margin (adjusted EBITDA as a % of adjusted gross profit)	9.8%	17.2%	12.6%	21.3%
(1)
Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.

(In thousands, except share and per share data)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted net income	2024	2023	2024	2023
Net income (loss) attributable to Radiant Logistics, Inc.	$(703)	$4,183	$2,904	$17,452
Adjustments to net income:
Income tax expense	49	1,346	1,467	5,570
Depreciation and amortization	4,540	4,549	13,430	18,242
Change in fair value of contingent consideration	—	(697)	(450)	(387)
Acquisition related costs	129	98	450	147
Ransomware incident related costs, net	266	12	266	12
Litigation costs	170	383	1,275	751
Transition, lease termination, and other costs	—	—	76	30
Change in fair value of interest rate swap contracts	170	355	903	(231)
Restatement costs	—	537	—	1,544
Amortization of debt issuance costs	129	123	384	373

Adjusted net income before income taxes	4,750	10,889	20,705	43,503

Provision for income taxes at 24.5%	(1,164)	(2,668)	(5,073)	(10,658)

Adjusted net income	$3,586	$8,221	$15,632	$32,845

Adjusted net income per common share:
Basic	$0.08	$0.17	$0.33	$0.68
Diluted	$0.08	$0.17	$0.32	$0.66

Weighted average common shares outstanding:
Basic	46,963,845	48,180,834	47,084,645	48,391,310
Diluted	46,963,845	49,304,991	48,899,138	49,679,999